Registration No. 33-77642
                                                                Rule 424(b)(3)

            SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JULY 28, 1994

                     MLCC Mortgage Investors, Inc., Seller
             Senior/Subordinate Mortgage Pass-Through Certificates,
          Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (Senior)

                        MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer
       -----------------------------------------------------------------

     On August 4, 1994, the Senior/Subordinate Pass-Through Certificates, Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $378,795,000. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1994 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-41 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                                               PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                                          (Dollars in Thousands)

                                           December 31, 1998            December 31, 1997            December 31, 1996
                                      -------------------------    -------------------------    -------------------------
                                        Number of                    Number of                    Number of
                                       PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                          Loans        Amount         Loans         Amount         Loans         Amount
                                      -----------     ---------    -----------     ---------    -----------     ---------
PrimeFirst Loans
  Outstanding...................         11,263     $4,408,862        14,159     $5,302,950        11,054     $4,331,131
Delinquency Period
  30-59 Days....................            184     $   77,751           183     $   66,254           180     $ $ 84,297
  60-89 Days....................             26          9,815            26         18,544            19          6,583
  90 Days or More*..............             34         23,664            24         18,072            29         27,590
                                         ------      ---------        ------     ----------        ------     ----------
     Total Delinquency..........            244        111,230           233     $  102,870           228     $  118,470
                                         ======      =========        ======     ==========        ======     ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.17%          2.52%         1.65%          1.94%         2.06%          2.74%

Foreclosures....................             47       $ 43,681            39       $ 47,396            29       $ 39,100

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.42%          0.99%         0.28%          0.89%         0.26%          0.90%

---------------------------------
*  Does not include loans subject to bankruptcy proceedings.




                                                                         PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                                               (Dollars in Thousands)

                                                               Year Ended            Year Ended           Year Ended
                                                           December 31, 1998     December 31, 1997     December 31, 1996
                                                           -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................              $4,855,906            $4,817,041           $3,933,946
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                  12,711                12,607                9,663
Gross Charge-offs.................................              $    4,030            $    5,363           $    6,157

Recoveries........................................              $        2            $       99           $        0
                                                                ----------            ----------           ----------
Net Charge-offs...................................              $    4,028            $    5,264           $    6,157
                                                                ==========            ==========           ==========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                   0.08%                 0.11%                0.16%



     Additionally, the information contained in the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Margins in Loan Group 1", "Range of Cut-Off Date Principal Balances for Loan Group 2" and "Margins in Loan Group 2" under the heading "The Mortgage Pool" on pages S-29, S-31, S-33 and S-35, respectively, of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1998, the Mortgage Loan Balances and margins of the Mortgage Loans:


                             Range of Principal Balances for Loan Group 1 of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Principal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
$0-49,999.99                                 4                         63,458.82               0.07%
$50,000-54,999.99                            1                         50,000.00               0.05%
$60,000-74,999.99                            4                        268,346.19               0.29%
$75,000-99,999.99                           16                      1,483,255.92               1.61%
$100,000-149,999.99                         37                      4,546,096.04               4.92%
$150,000-199,999.99                         18                      3,234,257.60               3.50%
$200,000-249,999.99                         21                      4,719,086.78               5.11%
$250,000-299,999.99                         14                      3,915,811.70               4.24%
$300,000-349,999.99                         22                      7,028,346.50               7.61%
$350,000-399,999.99                          6                      2,270,757.78               2.46%
$400,000-449,999.99                          6                      2,536,525.47               2.75%
$450,000-499,999.99                          8                      3,754,954.80               4.07%
$500,000-549,999.99                          6                      3,059,900.44               3.31%
$550,000-599,999.99                          1                        599,660.93               0.65%
$600,000-649,999.99                          6                      3,744,487.37               4.06%
$650,000-699,999.99                          3                      2,043,271.91               2.21%
$700,000-749,999.99                          4                      2,902,636.08               3.14%
$750,000-799,999.99                          2                      1,597,142.30               1.73%
$800,000-849,999.99                          2                      1,674,492.62               1.81%
$850,000-899,999.99                          5                      4,402,993.09               4.77%
$900,000-949,999.99                          3                      2,786,554.72               3.02%
$950,000-999,999.99                          6                      5,897,798.36               6.39%
$1,000,000-1,099,999.99                      2                      2,087,500.00               2.26%
$1,100,000-1,199,999.99                      3                      3,359,659.96               3.64%
$1,200,000-1,299,999.99                      1                      1,280,000.00               1.39%
$1,300,000-1,399,999.99                      1                      1,300,000.00               1.41%
$1,700,000-1,799,999.99                      1                      1,739,983.69               1.88%
$1,900,000-1,999,999.99                      1                      1,999,287.50               2.17%
$2,000,000-2,099,999.99                      4                      8,149,996.97               8.85%
$2,200,000-2,299,999.99                      1                      2,295,977.75               2.49%
$2,400,000-2,499,999.99                      2                      4,914,999.79               5.32%
$2,600,000-2,699,999.99                      1                      2,600,000.00               2.82%
                                  -------------------------------------------------------------------
             TOTALS                         212                  $ 92,307,241.08             100.00%
                                  -------------------------------------------------------------------



                                       Range of Margins in Loan Group 1 as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
          Margins (1)                       Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                           -0.125            3                      2,542,981.10               2.75%
                                0           10                      4,332,776.17               4.69%
                             0.25            5                      1,158,004.09               1.25%
                              0.5           11                      1,359,148.22               1.47%
                             0.75            3                        342,900.00               0.37%
                            0.875            1                        880,000.00               0.95%
                            1.125            1                        867,689.89               0.94%
                             1.25            1                        286,991.74               0.31%
                              1.5           16                     23,973,020.97              25.99%
                            1.625           21                     14,129,133.07              15.31%
                             1.75           44                     22,798,676.95              24.70%
                            1.875            5                      3,288,407.52               3.56%
                                2           29                      7,752,269.50               8.40%
                             2.25           50                      6,755,821.17               7.32%
                            2.375            2                        297,316.41               0.32%
                              2.5            9                      1,157,267.90               1.25%
                            2.625            1                        384,836.38               0.42%
                                  -------------------------------------------------------------------
             TOTALS                         212                  $ 92,307,241.08             100.00%
                                  -------------------------------------------------------------------

----------------------
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except generally when the Margin is greater than or equal to 0.875%, in which case it is added to the applicable Six-Month LIBOR Index. Notwithstanding the foregoing, the Mortgage Rate will not exceed its Maximum Mortgage Rate.



Range of Principal Balances for Loan Group 2 as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Principal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
$0-49,999.99                                 1                       $ 29,967.14               0.05%
$55,000-59,999.99                            1                         59,987.08               0.10%
$75,000-99,999.99                           10                        933,855.93               1.54%
$100,000-149,999.99                         20                      2,518,858.74               4.16%
$150,000-199,999.99                         21                      3,742,625.30               6.18%
$200,000-249,999.99                         14                      3,052,438.97               5.04%
$250,000-299,999.99                          8                      2,209,187.94               3.65%
$300,000-349,999.99                         13                      4,108,335.97               6.78%
$350,000-399,999.99                          6                      2,254,799.16               3.73%
$400,000-449,999.99                          6                      2,506,943.00               4.14%
$450,000-499,999.99                          7                      3,301,287.34               5.45%
$500,000-549,999.99                          2                      1,036,000.00               1.71%
$550,000-599,999.99                          3                      1,744,050.25               2.88%
$600,000-649,999.99                          3                      1,826,526.61               3.02%
$650,000-699,999.99                          1                        696,500.00               1.15%
$700,000-749,999.99                          4                      2,917,809.86               4.82%
$750,000-799,999.99                          4                      3,121,069.03               5.16%
$800,000-849,999.99                          3                      2,462,000.00               4.07%
$850,000-899,999.99                          2                      1,764,999.99               2.92%
$900,000-949,999.99                          1                        927,526.38               1.53%
$950,000-999,999.99                          2                      1,996,070.49               3.30%
$1,000,000-1,099,999.99                      2                      2,000,000.00               3.30%
$1,100,000-1,199,999.99                      1                      1,119,367.52               1.85%
$1,200,000-1,299,999.99                      1                      1,250,000.00               2.07%
$1,400,000-1,499,999.99                      2                      2,964,811.36               4.90%
$1,500,000-1,599,999.99                      1                      1,550,000.00               2.56%
$1,800,000-1,899,999.99                      1                      1,844,721.65               3.05%
$1,900,000-1,999,999.99                      1                      1,900,000.00               3.14%
$2,200,000-2,299,999.99                      1                      2,249,999.99               3.72%
$2,400,000-2,499,999.99                      1                      2,440,000.01               4.03%
                                  -------------------------------------------------------------------

             TOTALS                         143                  $ 60,529,739.71             100.00%
                                  -------------------------------------------------------------------




                                       Range of Margins in Loan Group 2 as of December 31, 1998

                                                                                            % of Mortgage
                                      Number of Mortgage                                  Pool by Principal
Range of Principal Balances                 Loans                  Principal Balance           Balance
-----------------------------------------------------------------------------------------------------------
                           -0.375            1                      $ 262,000.00               0.43%
                                0            2                      1,388,798.30               2.29%
                            0.125            2                        712,000.00               1.18%
                            0.375            2                        632,000.00               1.04%
                            0.5              1                        155,857.68               0.26%
                            0.625            3                        391,185.85               0.65%
                            0.75             1                         59,987.08               0.10%
                            0.875            1                        102,910.13               0.17%
                                1            1                        895,000.00               1.48%
                            1.125            2                      1,098,000.00               1.81%
                            1.25             1                        536,000.00               0.89%
                            1.5              1                        568,000.00               0.94%
                            1.625            7                      8,367,444.79              13.82%
                            1.75            14                      8,963,292.89              14.81%
                            1.875           35                     15,487,487.70              25.58%
                                2           10                      9,663,064.50              15.96%
                            2.125           24                      5,323,700.75               8.80%
                            2.25             2                        585,906.99               0.97%
                            2.375           27                      3,617,377.06               5.98%
                            2.5              2                      1,296,392.12               2.14%
                            2.625            4                        423,333.87               0.70%
                                  -------------------------------------------------------------------
             TOTALS                         143                  $ 60,529,739.71             100.00%
                                  -------------------------------------------------------------------


--------------------------
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except generally when the Margin is greater than or equal to 1.000%, in which case it is added to the applicable Six-Month LIBOR Index. Notwithstanding the foregoing, each Mortgage Rate for a Group 2 Loan will not exceed its Maximum Mortgage Rate and is subject to its periodic cap.

(2) The Margin is added to the applicable Treasury Index to arrive at the Mortgage Rate. Notwithstanding the foregoing, each Mortgage Rate for a Group 2 Loan will not exceed its Maximum Mortgage Rate and is subject to its periodic cap.

                              ------------------
                    The date of this Supplement is April 1, 1999.